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                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                        PATH 1 NETWORK TECHNOLOGIES INC.,

                         LEITCH TECHNOLOGY CORPORATION,

                               RONALD D. FELLMAN,

                                DOUGLAS A. PALMER

                                       AND

                               MICHAEL T. ELLIOTT

                           Dated as of April 10, 2000


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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1.       Certain Definitions......................................................................................1

2.       Composition of Board of Directors; Committees; Directors'Expenses........................................3

3.       Right of First Refusal...................................................................................4

4.       Purchasers or Transferees of Common Stock................................................................6

5.       Elliott Put Option.......................................................................................7

6.       Right of Subscription for New Securities.................................................................8

7.       Registration of the Securities...........................................................................9

8.       Standstill..............................................................................................16

9.       Legend and Compliance with Securities Laws..............................................................17

10.      Amendment to By-Laws....................................................................................17

11.      Termination of this Agreement...........................................................................18

12.      Notices.................................................................................................18

13.      Counterparts............................................................................................20

14.      Entire Agreement........................................................................................20

15.      Governing Law...........................................................................................20

16.      Jurisdiction; Waiver of Trial by Jury...................................................................20

17.      Headings................................................................................................20

18.      Severability............................................................................................20

19.      Binding Effect..........................................................................................21

20.      Construction............................................................................................21

21.      Effectiveness...........................................................................................21
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                             STOCKHOLDERS AGREEMENT

                  STOCKHOLDERS AGREEMENT dated as of April 10, 2000 (this "Agreement") among Path 1 Network Technologies Inc., a Delaware corporation (the "Corporation"), Leitch Technology Corporation, a corporation organized under the laws of the Province of Ontario ("Leitch"), Michael T. Elliott ("Elliott"), Ronald D. Fellman ("Fellman") and Douglas A. Palmer ("Palmer"; Fellman and Palmer being hereinafter together referred to as the "Management Stockholders", and together with Leitch and Elliott, the "Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to and upon the closing of the transactions contemplated by that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement") by and among Leitch and the Corporation, Leitch will acquire 1,250,000 shares of Class A Common Stock, $.001 par value per share (the "Common Stock") of the Corporation (such 1,250,000 shares being hereinafter referred to as the "Purchased Shares") (the date of the closing under the Purchase Agreement is hereinafter referred to as the "Effective Date");

                  WHEREAS, Fellman and Palmer beneficially own 1,148,720 and 224,000 shares of Common Stock of the Corporation, respectively (together with any additional shares of Common Stock so held after the date hereof, the "Management Shares");

                  WHEREAS, Elliott owns options to purchase 15,000 shares of Class B Common Stock of the Corporation (together with any additional shares of Common Stock and/or Class B Common Stock beneficially held after the date hereof, the "Elliott Shares");

                  WHEREAS, on March 10, 2000, Leitch entered into a Stock Purchase Agreement, as amended (the "Berns Agreement"), with James Berns and Rona Berns to acquire 1,655,000 shares of Common Stock (the "Berns Shares," together with the Purchased Shares and any additional shares of Common Stock so held after the date hereof, the "Leitch Shares"); and

                  WHEREAS, from and after the Effective Date, the parties hereto deem it in the best interests of the Corporation to provide for continuity in the control and operation of the Corporation and to address certain other matters, all as herein provided.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows, which agreements shall automatically become effective only in accordance with
Section 21 hereof:

                  1. CERTAIN DEFINITIONS. For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

                  "Affiliate" shall mean any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity. For purposes hereof, the terms "control" and "controlled by" mean the possession, directly or indirectly, of the power to


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direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract (written or oral) or otherwise.

                  "Berns Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Board of Directors" or "Board" shall mean the board of directors of the Corporation.

                  "By-laws" shall mean the by-laws of the Corporation.

                  "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation.

                  "Class B Common Stock" shall mean the Corporation's Class B Common Stock, par value $.001 per share.

                  "Corporation" shall have the meaning as set forth in the recitals to this Agreement.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Competing Offer" shall have the meaning as set forth in
Section 3(d) hereof.

                  "Dispose" or "Disposition" in connection with any Security shall mean a sale, assignment, gift, pledge, mortgage, hypothecation or any other transfer of, including, without limitation, the transfer by testamentary gift, the imposition of any lien or encumbrance on or the grant of any interest in or right to acquire any Securities or any interest therein, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise.

                  "Elliot Put Shares" shall mean the outstanding shares of Common Stock held by Elliot from time to time.

                  "Elliott Shares" shall have the meaning as set forth in the recitals to this Agreement.

                  "Management Stockholders" shall have the meaning set forth in the recitals to this Agreement.

                  "New Securities" shall have the meaning as set forth in
Section 6(b) hereof.

                  "Public Transferee" shall have the meaning set forth in
Section 3(e) hereof.

                  "Registration Shares" shall have the meaning as set forth in Section 7(a) hereof.

                  "Requested Registration Shares" shall have the meaning as set forth in Section 7(a) hereof.


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                  "Rule 144" shall mean shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  "Securities" shall mean the shares of the Common Stock of the Corporation from time to time held beneficially or owned of record by the Stockholders and any additional "equity securities" (as such term is defined under the Securities Exchange Act of 1934, as amended) of the Corporation or any successor to the business and assets of the Corporation (by purchase, merger or otherwise) at any time issued to or acquired by the Stockholders, or any of them, including without limitation, in connection with any reorganization, reclassification, stock split, stock dividend or stock distribution, or upon exercise of any stock subscription, option, right or warrant or of any conversion rights inherent in any securities, in any case, whether owned on the date hereof or hereafter acquired by any Stockholder.

                  "Securities Act" shall have the meaning set forth in
Section 7(a) hereof.

                  "Securities Exchange Act" shall have the meaning set forth in Section 7(k) hereof.

                  "Seller's Shares" shall have the meaning as set forth in
Section 3(a) hereof.

                  "Selling Stockholder" shall have the meaning as set forth in Section 3(a) hereof.

                  "Stockholders" shall mean, without duplication, each Management Stockholder, Leitch, and Elliott.

                  "Strategic Entity" shall have the meaning set forth in
Section 6(b) hereof.

                  "Strategic Event" shall have the meaning set forth in
Section 6(d) hereof.

                  "Strategic Transaction" shall have the meaning set forth in
Section 6(b) hereof.

                  "Transferee" shall have the meaning set forth in Section 4 hereof.

                  2. COMPOSITION OF BOARD OF DIRECTORS; COMMITTEES; DIRECTORS' EXPENSES.

                           (a)      Each of the Management Stockholders,
Elliott and each Transferee (other than a Public Transferee) of any of such persons, covenant and agree that in any election of directors of the Corporation, including by written consent, they shall, for so long as Leitch or any Affiliate of Leitch holds a number of the outstanding voting equity securities and Class B Common Stock of the Corporation representing at least 20% of the number of all issued and outstanding voting equity securities and Class B Common Stock of the Corporation (assuming the issuance of all voting equity securities and Class B Common Stock of the Corporation issuable pursuant to then outstanding warrants, options, convertible or exchangeable securities and other rights to acquire voting equity securities and Class B Common Stock of the Corporation from the Corporation), vote all voting Securities of the Corporation owned or controlled by them in favor of a Board of Directors of the Corporation whose members shall include designees of Leitch who constitute 2/7th of the entire Board of Directors (rounded up or down to the nearest whole Board member (with 0.5 or greater being rounded up)); it being


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understood and agreed that such Board of Directors shall consist initially of seven (7) members, of which initially two (2) shall be designated by Leitch; it being further understood and agreed that, in the event that Leitch or any Affiliate of Leitch acquires Management Shares pursuant to Section 3 hereof and/or Elliott Put Shares pursuant to Section 5 hereof, Leitch shall be entitled to appoint, and such persons shall vote any and all voting
Securities of the Corporation owned or controlled by them for, that number of directors which will result in Leitch having Board representation which is commensurate with the percentage ownership of the issued and outstanding voting equity securities and Class B Common Stock of the Corporation owned by Leitch (rounded up or down to the nearest whole board member (with 0.5 or greater being rounded up)).

                           (b)      In the event of any vacancy in the Board
of Directors of the Corporation occurring for any reason, each of the Management Stockholders, Elliott and each Transferee (other than a Public Transferee) of such person covenant and agree to vote all voting Securities of the Corporation owned or controlled by him or it and otherwise to use his or its best efforts to fill the vacancy in such a manner that the Board of Directors of the Corporation will consist of directors designated in accordance with the provisions of subsection (a) above. In addition to the foregoing, in the event that at any time Leitch determines to replace or remove any or all of its designees to the Board of Directors of the Corporation, each of the Management Stockholders, Elliott and each Transferee (other than a Public Transferee) of such person covenant and agree to vote all voting Securities of the Corporation owned or controlled by him or it for such replacement or removal and for the replacement designee(s) of Leitch in accordance with the terms of this Section 2 and otherwise to use his or its best efforts to effect such a replacement or removal and replacement.

                           (c)      The Corporation hereby agrees to use its
best efforts to cause such designated candidates, pursuant to subsection (a) above, and replacements, pursuant to subsection (b) above, to be elected to the Board of Directors of the Corporation and to recommend that the stockholders of the Corporation approve and elect such designated candidates.

                           (d)      The parties hereto agree to use their
respective best efforts to cause each committee formed by the Board of Directors of the Corporation to include at least one (1) designee of Leitch.

                           (e)      For purposes of this Section 2, the
parties hereto agree that the initial Board of Directors of the Corporation after the Effective Date shall be as follows:

Michael T. Elliott, Ronald D. Fellman; Douglas A. Palmer, Archie Adams, and Paul Robinson and, as the nominees of Leitch, John A. MacDonald and Reg J. Tiessen.

                  3.       RIGHT OF FIRST REFUSAL.

                           (a)      Until the occurrence of a Strategic
Event, whenever and as often as any of the Management Stockholders or any of the Transferees (other than Public Transferees) of such persons (each, a "Selling Stockholder") shall desire to Dispose of any Securities pursuant to a bona fide offer for the purchase or other acquisition thereof in a private transaction with a


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person or entity not an Affiliate of the Selling Stockholder, the Selling
Stockholder shall give written notice (the "Notice") to Leitch and to the secretary of the Corporation to such effect, enclosing a copy of such bona fide offer (it being agreed that the Selling Stockholder shall cause any such offer to be reduced to a writing between the Selling Stockholder and the prospective acquirer) and specifying the number of Securities which the Selling Stockholder desires to Dispose of (collectively, the "Seller's Shares"), the name of the person or entity to whom the Selling Stockholder desires to make such Disposition and the dollar value of the consideration which has been offered in connection therewith. Upon receipt of the Notice, Leitch shall have the first right and option (the "Right of First Refusal") to purchase all, but not less than all, of the Seller's Shares, at a purchase price equal to the dollar value of such consideration (in the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be determined by an independent third-party who shall be mutually agreed upon by Leitch and the transferring Management Stockholder, whose good faith determination shall be conclusive and whose reasonable fees and expenses shall be paid by the Corporation) exercisable for a period of ten (10) days from the later of the date of receipt by Leitch of the Notice or the date of receipt of the independent third-party determination of value, if any, contemplated by this sentence (the "Notice Period"). In the event that such offer includes consideration payable other than in cash, in connection with the exercise of the Right of First Refusal hereunder, Leitch may pay the non-cash portion of the purchase price hereunder by paying the cash equivalent of such non-cash consideration, as so determined in good faith by such independent third-party. Failure of Leitch to respond to the Notice within the Notice Period shall constitute a notification to the Selling Stockholder of Leitch's decision not to exercise the Right of First Refusal under this Section 3(a).

                           (b)      Leitch shall exercise the Right of First
Refusal, if at all, by giving written notice to the Selling Stockholder and the secretary of the Corporation not later than the close of business on the final day of the Notice Period (or if such date is not a business day, then on or before the close of business on the next succeeding business day), advising of the election to exercise the same and the date (not later than five (5) business days after the expiration of the Notice Period) upon which payment of the purchase price for the Seller's Shares to be purchased by Leitch shall be made. The Selling Stockholder shall cause to be delivered to Leitch at Leitch's principal executive office, on the payment date specified in such notice, the certificate or certificates representing the Seller's Shares to be purchased by Leitch, properly endorsed for transfer, together with all necessary transfer and documentary stamps affixed thereto and together with a certificate signed by the Selling Stockholder or the personal representative or executor of the estate of the Selling Stockholder to the effect that the Securities being transferred are free and clear of all liens, encumbrances or rights of third parties of every nature whatsoever, against payment of the purchase price therefor by Leitch.

                           (c)      If all the Seller's Shares are not
purchased by Leitch in accordance with this Section 3, the Selling Stockholder (i) shall not be required to sell any of the Seller's Shares to Leitch and (ii) may, during the 90-day period commencing on the expiration of the Right of First Refusal, sell all (but not less than all) of the Seller's Shares to the transferee named in the Notice for a consideration the dollar value of which is equal to or greater than the dollar value of the consideration specified in the Notice, free of the restrictions contained in this Section 3 (but subject to the other terms and conditions hereof).


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                           (d)      Any attempted Disposition or issuance of
securities other than in accordance with this Agreement (other than involuntary transfers or transfers by operation of law), including, without limitation, in violation of this Section 3 or Section 6 hereof, shall be null and void and the Corporation shall refuse to recognize any such Disposition or issuance and shall not reflect on its records any change in the record ownership of any securities, as applicable, pursuant to any such Disposition or issuance.

                           (e)      Notwithstanding the foregoing, if a
Strategic Event has occurred, the Right of First Refusal shall cease. However, if after the occurrence of a Strategic Event, a Selling Stockholder desires to Dispose of Securities pursuant to a bona fide offer for the purchase or other acquisition thereof in a private transaction with a person or entity not an Affiliate of the Selling Stockholder, the Selling Stockholder shall deliver the Notice containing the information prescribed by
Section 3(a) to Leitch and the secretary of the Corporation. Upon receipt of such Notice, Leitch shall be given the opportunity for a period of ten (10) days from the date of receipt of the Notice (the "Competing Offer Period"), to make an offer (the "Competing Offer") to purchase the Seller's Shares. Upon receipt by the Selling Stockholder of any Competing Offer, the Selling Stockholder shall notify Leitch, within five (5) business days after the expiration of the Competing Offer Period, that the Selling Stockholder intends to accept the Competing Offer. Failure of the Selling Stockholder to respond to the Notice within the Notice Period shall constitute a rejection of the Competing Offer. In the event that the Selling Stockholder accepts the Competing Offer, Leitch shall purchase the Seller's Shares in accordance with the procedures set forth in Section 3(b) above. If Leitch fails to make a Competing Offer to the Selling Stockholder within the Competing Offer Period, the Selling Stockholder may Dispose of the Seller's Shares, in accordance with and subject to clause 3(b)(ii) above. For purposes of this Section 3, a Strategic Event shall have occurred if (x) a Strategic Entity, in a single transaction, purchases Common Stock or other equity securities of the Corporation for at least U.S. $6,000,000 or (y) the Corporation shall have achieved during any twelve-month trailing period at least U.S. $30,000,000 of gross revenues as determined in accordance with generally accepted accounting principles ("GAAP") and as reflected in the financial statements of the Corporation.

                           (f)      Notwithstanding the foregoing, the
provisions of this Section 3 shall not apply and Leitch shall have no rights under this Section 3, with respect to a sale of any Securities by any of the Management Stockholders or any Transferees of any of them in a block trade, to a market maker for the Securities or in an open market transaction, whether such open market transaction is effected pursuant to Rule 144 of the Securities Act or otherwise (the Transferee of Securities in a block trade, sale to a market maker or an open market transaction, hereinafter, a "Public Transferee").

                  4. PURCHASERS OR TRANSFEREES OF COMMON STOCK. Except as otherwise specifically provided herein, and as a condition to the transfer of any such Securities on the books and records of the Corporation, any person or entity (other than a Public Transferee) who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any Securities from (i) any of the Management Stockholders, Leitch or Elliott or
(ii) any transferee of any of them (other than Public Transferees) (any such transferee of any of them, a "Transferee"), shall execute an agreement wherein such Transferee (other than a Public Transferee) shall agree to be bound by, subject to and shall enjoy the rights and benefits of, this Agreement to the same extent,


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and subject to the same covenants and agreements, as the party hereto transferring such Securities to such Transferee.

                  5.       ELLIOTT PUT OPTION.

                           (a)      Leitch shall, concurrently with the
purchase of any Seller's Shares pursuant to the Right of First Refusal or a Competing Offer, deliver to Elliott written notice of such purchase (the "Put Notice"). Upon receipt of the Put Notice, Elliott shall have the option (the "Put Option"), exercisable by written notice to Leitch given within five (5) business days of receipt by Elliott of the Put Notice, to require that Leitch acquire a pro rata portion of the Elliott Put Shares. The pro rata portion of the Elliott Put Shares for purposes of this Put Option is the ratio of the total number of Seller's Shares purchased by Leitch pursuant to Section 3 hereof to the total number of Management Shares beneficially owned by Management Stockholders and their Transferees (other than Public Transferees) immediately prior to the purchase by Leitch pursuant to Section 3 hereof. For example, if Leitch purchases from the Management Stockholders, pursuant to
Section 3 above, 333,333 shares of Common Stock out of a total of 1,000,000 Management Shares, then the ratio would be 1/3 and Elliott would have the right to require Leitch to purchase 1/3 of the Elliott Put Shares.

                           (b)      The purchase price to be paid by Leitch
for the Elliott Put Shares shall be equal to the purchase price paid to the Management Stockholders for the Seller's Shares and shall be payable in the same form or forms of consideration paid to the Management Stockholders for the Seller's Shares.

                           (c)      The closing (a "Put Closing") of the
purchase and sale of the Elliott Put Shares shall take place no later than five (5) business days following the exercise of the Put Option by written notice to Leitch pursuant to Section 5(a) above. The exercise of the Put Option (which exercise is evidenced by the delivery of a Put Notice to Leitch) shall constitute an unconditional and irrevocable commitment by Elliott, on the one hand, and Leitch, on the other hand, to sell and purchase the Elliott Put Shares in accordance with the provisions of this Section 5. On the date of a Put Closing, Elliott shall deliver to Leitch at the Leitch's principal executive office set forth in Section 12 below, against receipt of payment of the purchase price therefor, the certificate or certificates representing the Elliott Put Shares being sold, properly endorsed for transfer, signature guaranteed, with all necessary transfer and documentary stamps affixed thereto, together with a certificate signed by Elliott to the effect that the Elliott Put Shares being transferred are free and clear of all liens, encumbrances or rights of third parties of any nature whatsoever.

                           (d)      Notwithstanding Section 4 hereof, it is
understood and agreed by the parties hereto that a Put Option is not transferable or otherwise assignable without the prior written consent of the Management Stockholders and Leitch, and any attempt to transfer or otherwise assign the Put Option in violation of this Section 5(d) will render the Put Option void and of no further force or effect.


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                  6.       RIGHT OF SUBSCRIPTION FOR NEW SECURITIES.

                           (a)      The Corporation hereby grants, on the terms
set forth in this Section 6, to Leitch and to each Transferee of Leitch (other than Public Transferees), the right of first offer to purchase Leitch's or such Transferee's, as applicable, pro rata share of the New Securities (as defined in Section 6(b) below) which the Corporation may, from time to time, propose to sell or issue. Leitch and such Transferees shall have the right to purchase said New Securities on the same terms and at the same price at which the Corporation proposes to sell the New Securities. A person's or entity's pro rata share of the New Securities, for purposes of this right of first offer, shall be the ratio of the total number of voting equity securities and Class B Common Stock of the Corporation held by Leitch or by such Transferee(s), as applicable, to the total number of voting equity securities and Class B Common Stock of the Corporation issued and outstanding immediately prior to the issuance of the New Securities (assuming the issuance of all voting equity securities and Class B Common Stock of the Corporation issuable pursuant to then outstanding warrants, options, convertible or exchangeable securities and other rights to acquire voting equity securities and Class B Common Stock of the Corporation from the Corporation).

                           (b)      "New Securities" shall mean any capital
stock of the Corporation, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities or debt of any type whatsoever that are, or may become, convertible into or exchangeable for such capital stock; provided that "New Securities" do not include (i) shares of capital stock issued upon conversion of any convertible securities or exercise of any options or warrants; (ii) securities issued pursuant to the bona fide acquisition by the Corporation of another corporation or other entity, which corporation or other entity would qualify as a Strategic Entity, by merger, purchase of substantially all of the assets or stock of such corporation, or other acquisition, reorganization or similar transaction; (iii) all shares of capital stock or other securities, options or other rights to purchase capital stock hereafter issued or issuable to officers, directors, employees or consultants of the Corporation pursuant to any employee or consultant stock offering, stock purchase or stock option plan or other arrangement approved by the Board of Directors of the Corporation; (iv) any shares of capital stock purchased from or issued by the Corporation by/to an entity which is a Strategic Entity in a Strategic Transaction. For purposes hereof, a Strategic Transaction shall mean a transaction with a Strategic Entity which is a "major player" in the industry in which the Corporation operates (a "Strategic Entity") and which Strategic Entity, as part of the transaction, enters into a licensing, technology and distribution agreement with the Corporation.

                           (c)      The Corporation shall give Leitch and each
Transferee of Leitch (other than Public Transferees) written notice prior to any sale or issuance of New Securities (the "New Issuance Notice"), describing the type of New Securities, the price and the terms upon which the Corporation proposes to sell or issue the New Securities. If Leitch or any such Transferee determines to exercise its rights pursuant to this Section 6, Leitch or such Transferee, as applicable, shall, within ten (10) days from the date of receipt of the New Issuance Notice (the "New Issuance Notice Period"), deliver written notice to the Corporation of its election to purchase its pro rata share of the New Securities and stating therein the quantity of New Securities to be purchased. Upon exercise of its rights pursuant to this Section 6, Leitch or such

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Transferee, as applicable, shall purchase, and the Corporation shall sell or issue to Leitch or such Transferee, as applicable, such person's or entity's pro rata share of the New Securities simultaneously with the closing of the sale or issuance of the other New Securities by the Corporation. In the event that the consideration paid by an acquiror of New Securities includes non-cash consideration, the dollar value of such non-cash consideration shall be determined by an independent third party mutually agreed upon by Leitch and the Corporation, whose good faith determination shall be conclusive and whose reasonable fees and expenses shall be paid by the Corporation, and Leitch or such Transferee, as applicable, may pay the non-cash portion of the purchase price hereunder by paying the cash equivalent of such non-cash consideration, as so determined by such independent third-party.

                           (d)      In the event Leitch or such Transferee, as
applicable, fails to exercise the right of first offer within the New Issuance Notice Period, the Corporation shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from date of said agreement) to sell the New Securities otherwise purchasable by Leitch or such Transferee, as applicable, at a price and upon terms no more favorable to the purchasers thereof than specified in the New Issuance Notice. In the event the Corporation has not sold or entered into an agreement to sell the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement) the Corporation shall not thereafter issue or sell any New Securities without first offering such securities to Leitch and such Transferees in the manner provided above.

                           (e)      Notwithstanding the foregoing, the
Corporation shall have no obligation, pursuant to this Section 6, at the request of Leitch or otherwise, to issue, sell, or otherwise convey or enter into any negotiation or transaction to issue, sell or convey New Securities.

                  7.       REGISTRATION OF THE SECURITIES.

                           (a)      At any time after the first anniversary date
of the earlier to occur of (i) the date of effectiveness of the Form 10 (as such term is defined in the Purchase Agreement) and (ii) the date on which a class of securities of the Corporation shall be registered under the Securities Exchange Act, Leitch and any Transferee of Leitch (other than Public Transferees) shall have the right to request that the Corporation effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of any or all shares of Class A Common Stock of the Corporation (for purposes of this Section 7 only, the "Securities") beneficially owned by Leitch and/or such Transferee (the Securities requested to be registered are hereinafter collectively referred to as the "Requested Registration Shares"). In such event, the Corporation shall use its reasonable best efforts to cause the Requested Registration Shares to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Requested Registration Shares in the manner described in such request, including, without limitation, qualifications under applicable blue sky or other state securities laws (provided that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) the Corporation shall not be obligated to file and cause to become effective more than two registration statements in which Requested Registration Shares are sold pursuant to this

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subsection (a), (ii) the Corporation shall not be obligated to file and cause to become effective more than one such registration statement under this subsection
(a) in any six-month period and (iii) in the event that, for any reason (other than as a result of a request made by Leitch or any Transferee of Leitch to withdraw such person's or entity's Requested Registration Shares from such registration), less than one-half of the number of Requested Registration Shares shall be registered under the Securities Act in accordance with a request made by Leitch or any Transferee of Leitch (other than Public Transferees) pursuant to this subsection (a), then such registration shall not constitute one of the registration statements referred to above. Leitch's and such Transferee's rights under this subsection (a) shall terminate upon the earlier to occur of (1) the seventh anniversary of the date hereof or (2) the date on which all of the shares of Common Stock held by Leitch and Transferees of Leitch (other than Public Transferees) may be sold pursuant to Rule 144 of the Securities Act during a 90-day period. If Leitch and any Transferees of Leitch initiating a registration request under this subsection (a) intend to distribute the Requested Registration Shares covered by such request by means of an underwriting and the managing underwriter of such underwriting advises Leitch and any such Transferees that marketing factors require a limitation of the number of shares to be underwritten, then the number of Securities that may be included in the underwriting shall be allocated among each of Leitch and/or any such Transferees desiring to include any Requested Registration Shares in proportion to the amount of Securities owned by each such person or entity; provided, however, that the number of shares of Requested Registration Shares to be included in such offering shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                           (b)      [Intentionally omitted].

                           (c)      In the event that, at any time or from time
to time on or prior to the seventh anniversary of the date hereof, the Corporation proposes to register on its behalf or on behalf of any selling stockholder(s) of the Corporation any securities (the "Registration Shares"), including shares of Common Stock, under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8, or any successor to such Forms promulgated by the Securities Exchange Commission (the "Commission"), and other than in an initial public offering of Securities, for the purpose of the sale or other transfer of the Registration Shares, the Corporation shall mail or deliver to Leitch and to each Transferee of Leitch (other than Public Transferees) at least 30 days prior to the filing of the registration statement covering such Registration Shares or securities, a written notice (a "Registration Notice") of its intention so to register the Registration Shares.

                           (d)      In the event that a Registration Notice
shall have been so mailed or delivered, Leitch, at its election, may mail or deliver to the Corporation a written notice (a "Supplemental Notice") (i) specifying the number of shares of Common Stock ("Supplemental Registration Shares") proposed to be sold or otherwise transferred and (ii) requesting the registration thereof under the Securities Act; provided, however, that such Supplemental Notice shall be so mailed or delivered by Leitch not more than 15 days after the date of the Registration Notice.

                           (e)      From and after receipt of a Supplemental
Notice, the Corporation shall, subject to the sale or other transfer of some or all of such Registration Shares by means of the registration thereof and to the provisions of subsection (a) above, use its reasonable best efforts to cause the Supplemental Registration Shares specified in such Supplemental Notice to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares in the manner described in such Supplemental Notice, including, without limitation, qualifications under applicable blue sky or other state securities laws (provided that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute general consent to service of process in any state); provided, however, that if (i) in the case of an underwritten public offering of securities, the managing underwriter shall advise the Corporation in writing that inclusion of some or all of such Supplemental Registration Shares would, in such managing underwriter's opinion, materially interfere with the proposed distribution of the securities to be issued by the Corporation, then the Corporation may, upon written notice to Leitch and to each Transferee of Leitch (other than Public Transferees) allocate the Supplemental Registration Shares to be included in the registration statement (if and to the extent such allocation is certified by such managing underwriter as necessary to eliminate such interference) pro rata among Leitch and such Transferees, on the one hand, and other selling stockholders, on the other hand, on the basis of the number of shares of Common Stock held by Leitch and held by such selling stockholders (assuming the issuance of Common Stock issuable pursuant to all outstanding warrants, options, convertible and/or exchangeable securities or other rights to acquire Common Stock, provided that such securities are at the time exercisable, convertible or exchangeable), provided that in no event shall the Supplemental Registration Shares be reduced below 20% of the total amount of securities included in such offering, or (ii) any firm of counsel representing the Corporation in connection with such registration shall advise the Corporation, Leitch and such Transferees, in writing that in their opinion the steps contemplated hereby are not necessary to permit the sale of the Supplemental Registration Shares in a transaction constituting a public offering within the meaning of the Securities Act, then the Corporation shall not be required to take any action with respect to such step or steps.

                           (f)      If and whenever the Corporation is required
by the provisions of this Section 7 to use its reasonable best efforts to effect the registration under the Securities Act of any securities requested to be so registered by Leitch, the Corporation will, as promptly as possible:

                                    (i)      prepare and file with the
Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective;

                                    (ii)     prepare and file with the
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period from the date of the effectiveness thereof through the earlier of (1) the date which is nine (9) months after the date of effectiveness thereof and (2) the date on which all Requested Registration Shares or Supplemental Registration Shares, as the case may be, included in such registration statement shall have been sold pursuant to such registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever Leitch or Transferees of Leitch (other than Public Transferees) shall desire to sell or otherwise dispose of the same within such period;

                                    (iii)    furnish to Leitch and such
Transferees such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested thereby in order to facilitate the public sale or other disposition of such securities owned thereby;

                                    (iv)     notify Leitch and such
Transferees, in writing, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) immediately preceding, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing, and promptly prepare (and file with the Commission) and furnish to Leitch and such Transferees a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                                    (v)      furnish, at the request of
Leitch or such Transferees, on the date that its securities are delivered to the underwriters for sale pursuant to a registration thereof pursuant hereto or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective
(x) an opinion (in the form customarily provided to underwriters in such transactions) dated such date of the counsel representing the Corporation for the purposes of such registration, addressed to the underwriters, if any, and to Leitch and such Transferees, and (y) a letter dated such date from the independent public accountants of the Corporation addressed to the underwriters, if any, in each case covering substantially the same matters with respect to the issuer, such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to the financial statements and financial information included in such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements included in such registration statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities.

                           (g)      Leitch and such Transferees agree to
furnish the Corporation such information regarding Leitch and the proposed distribution of Requested Registration Shares or Supplemental Registration Shares, as the case may be, by Leitch and such Transferees as the Corporation may from time to time reasonably request in writing in order to prepare a registration statement and prospectus or any supplement or amendment thereto pursuant to the Securities Act and the rules and regulations promulgated thereunder.

                           (h)      Leitch and such Transferees agree that,
upon receipt of a written notice from the Corporation of the happening of any event of the kind described in clause (iv) of Section 7(e) above, they will forthwith discontinue their disposition of Requested Registration Shares or Supplemental Registration Shares, as the case may be, pursuant to the registration statement relating to such Requested Registration Shares or Supplemental Registration Shares, as the case may be, until their receipt of the copies of the supplemented or amended prospectus contemplated by clause (iv) of Section 7(f) above and, if so requested by the Corporation in writing, will deliver to the Corporation (at the Corporation's expense) all copies then in their possession, other than permanent file copies, of the prospectus relating to such Requested Registration Shares or Supplemental Registration Shares, as the case may be.

                           (i)      The Corporation shall pay all expenses
necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 7 (other than underwriters' discounts and commissions and brokerage commission and fees, if any, payable with respect to securities sold by Leitch or such Transferees), including, without limitation, printing expenses, fees of the Commission and the National Association of Securities Dealers, Inc., expenses of compliance with blue sky and other state securities laws, and accounting and legal fees and expenses (including the reasonable legal fees and expenses of one counsel to Leitch and such Transferees exercising their rights under this Section 7); provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to subsection (a) above if the registration request is subsequently withdrawn at the request of Leitch and/or any such Transferee, unless Leitch and/or any such Transferee agrees to forfeit their right to one demand registration pursuant to subsection (a) above.

                           (j)      Whenever a registration statement requested
pursuant to Section 7(a) covers an underwritten public offering, the Corporation will have, subject to the reasonable approval of Leitch, the right to select the managing underwriter(s) to administer the offering; provided that the managing underwriters shall be of nationally recognized standing. Other than pursuant to a registration statement requested pursuant to Section 7(a), if the Corporation at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriter(s), the Corporation will have the right to select the managing underwriter(s) to administer the offering.

                           (k)      From and after such date as the Corporation
shall have filed a registration statement pursuant to the requirements of
Section 12 of the Securities Exchange Act of 1934 (the "Securities Exchange Act") relating to any class of equity securities of the Corporation or a registration statement pursuant to the requirements of the Securities Act, the Corporation covenants that it will, so long as any Securities remain outstanding, file all reports required to be filed by it under the Securities Act or the Securities Exchange Act and the rules and regulations promulgated by the Commission thereunder, and the Corporation will take such further reasonable action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell such restricted shares held by them without registration within the limitations of the exemptions provided by (i) Rule 144 of the Securities Act or (ii) any similar rule or regulation hereafter promulgated by the Commission.

                           (l)      In the event of any registration pursuant to
this Section 7 covering securities beneficially owned by Leitch and any Transferee of Leitch (other than Public Transferees), the Corporation will indemnify and hold harmless Leitch and any such Transferee (if securities of Leitch or such Transferee are included in the subject registration statement) (collectively, the "Indemnitees") against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees), or liabilities (or actions in respect thereof) under the Securities Act or otherwise, which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation will not be liable in any such case to an Indemnitee to the extent that any such loss, claim, damage or liability arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or any said amendment or supplement, in reliance upon and in conformity with written information furnished by such Indemnitee, specifically for use in the preparation thereof or (y) such Indemnitee's failure to deliver a copy of the prospectus or any amendments or supplements thereto (if required by applicable law) to the person asserting any loss, claim, damage or liability after the Corporation has furnished such Indemnitee with the same. The Corporation also agrees to reimburse each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the indemnity agreement contained in this subsection (l) shall not apply to amounts paid in settlement of any such loss, claim, damage, cost, expense or liability if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

                           (m)      In the event of any registration pursuant to
this Section 7 covering securities beneficially owned by Leitch or any Transferee of Leitch (other than Public Transferees), Leitch or such Transferee, as applicable, (if securities of Leitch or such Transferee are included in the subject registration statement) shall severally (and not jointly) as to such person in the instances and to the extent set forth in this subsection (m) indemnify and hold harmless the Corporation, each of its directors and officers who has signed any registration statement, and each person, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees), or liabilities (or actions in respect thereof) to which the Corporation or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement, in reliance upon and in conformity with written information furnished by such stockholder, as the case may be, specifically for use in the preparation thereof. Such stockholder, as the case may be, shall severally (and not jointly) reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                           (n)      Promptly after receipt by an indemnified
party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7 notify the indemnifying party of the commencement thereof; provided, however, that failure to so notify the indemnifying party shall not affect an indemnifying party's obligations hereunder, except to the extent that a party is actually prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in the defense thereof, with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party may retain its own counsel, who shall be reasonably satisfactory to the indemnifying party. The reasonable fees and expenses of such counsel shall be borne by the indemnifying party.

                           (o)      With respect to any underwritten offering,
each stockholder (if securities of that person are included in the subject registration statement) and the Corporation shall, in addition to the foregoing, provide the underwriter of such offering with customary representations and warranties, and indemnification, in each instance as shall be reasonably requested by the underwriter, provided, however, that any such agreement to indemnify an underwriter with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter to the extent that any loss, claim, damage or liability of any such underwriter results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the final prospectus, if such underwriter failed to send or give a copy of the final prospectus to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale of such securities to such person, and provided further that any such agreement by any stockholder to indemnify an underwriter shall be on a several (and not joint) basis in proportion to the number of securities sold by such stockholder, as the case may be, in such underwritten offering and shall be limited in amount to the net proceeds received by such stockholder, as the case may be, in such underwritten offering. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten offering are in conflict with the provisions contained in this
Section 7, the provisions in the underwriting agreement shall control.

                           (p)      Notwithstanding anything to the contrary in
this Section 7, if the Corporation shall furnish to Leitch or any Transferee requesting and/or participating in a registration statement pursuant to this
Section 7 a certificate signed by the Chief Executive Officer of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than 120 days; provided, however, that the Corporation may not utilize this right more than once in any twelve-month period.

                           (q)      Neither Leitch nor any Transferee shall have
any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

                           (r)      Each of Leitch and any Transferee hereby
agrees that, during the period of duration specified by the Corporation and an underwriter of Common Stock or other securities of the Corporation, following the date of the first sale to the public pursuant to a registration statement of the Corporation filed under the Securities Act, it shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                                    (i)      such agreement shall be
applicable only to the first such registration statement of the Corporation which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                                    (ii)     all officers and directors of
the Corporation enter into similar agreements; and

                                    (iii)    such market stand-off time
period shall not exceed 180 days.

                  In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the shares subject to this subsection (r) until the end of such period. Notwithstanding the foregoing, the obligations described in this subsection (r) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                  8. STANDSTILL. Leitch and each Transferee of Leitch (other than Public Transferees) agree that from and after the date of this Agreement, unless such shall have been specifically invited or approved in writing by the Board of Directors of the Corporation, neither Leitch nor any Affiliate of Leitch and neither a Transferee of Leitch (other than Public Transferees) nor any Affiliate of such Transferee will in any manner, directly or indirectly, except as provided in this Agreement or in the Corporation's By-laws, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person or entity to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any voting equity securities of the Corporation and any shares of Class B Common Stock (or beneficial ownership thereof) or all or substantially all of the assets of the Corporation or any of its subsidiaries, (ii) any tender or exchange offer (other than to tender or exchange securities of the Corporation in a tender offer or exchange offer effected by another person or entity not an Affiliate of Leitch and not an Affiliate of such Transferee) or merger or other business combination involving the Corporation or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Corporation or any of its subsidiaries, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) or consents to vote securities of the Corporation, (b) form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended), (c) except as may result from Leitch's representation on the Board of Directors of the Corporation, otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Corporation, (d) take any action which might force the Corporation to make a public announcement regarding any of the types of maters set forth in (a) above, or (e) enter into any discussions or arrangements with any third-party (other than the directors of the Corporation) with respect to any of the foregoing. Leitch and each Transferee of Leitch (other than Public Transferees) shall not amend, waive, modify, or seek from the Corporation (acting through its officers) the amendment, waiver or modification of, or act in contravention of, directly or indirectly, the provisions of this Section 8 (including this sentence) without the prior written consent of the Board of Directors of the Corporation. Notwithstanding anything to the contrary set forth in this
Section 8, Leitch and each Transferee of Leitch shall be permitted to acquire
(x) any or all of the Management Shares and the Elliott Shares pursuant to the terms of this Agreement, (y) New Securities pursuant to the terms of
Section 6 hereof or (z) any securities in connection with the consummation of the transactions contemplated by the Berns Agreement.

                  9. LEGEND AND COMPLIANCE WITH SECURITIES LAWS. The stock certificates evidencing the Management Shares, the Elliott Shares and the Leitch Shares, including any additional shares acquired by any such party to this Agreement pursuant to the terms of this Agreement or otherwise, shall bear a legend reading substantially as follows:

                           "The securities represented by this certificate have
                  not been registered under the Securities Act of 1933, as amended, or qualified under state securities laws and may not be sold, pledged, or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, and qualified under applicable state securities laws, or (b) Path 1 Network Technologies Inc. has been furnished with a written opinion of counsel acceptable to it or by its counsel to the effect that no registration or qualification is legally required for such transfer.

                           The securities represented by this certificate are
                  subject to a Stockholders Agreement dated as of April 10, 2000, and any subsequent amendments or supplements thereto. Any sale, transfer, pledge or other disposition of the securities represented by this certificate is subject to the provisions of said agreement, a copy of which is on file and may be obtained at the offices of Path 1 Network Technologies Inc."

                  Each of the Management Stockholders, Elliott and Leitch consent to the Corporation making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement any restrictions on transfer established in this Agreement.

                  10. AMENDMENT TO BY-LAWS. On or prior to the Effective Date, the Corporation shall cause the By-laws of the Corporation to be amended to include the provisions set forth in Annex A attached hereto (the "Amendment"). The parties hereto hereby covenant and agree that once the provisions set forth in the Amendment have been adopted by the Board of Directors, the parties hereto shall not, for so long as Leitch and any Affiliate of Leitch own a number of the outstanding voting equity securities and Class B Common Stock of the Corporation representing at least 20% of the number of issued and outstanding voting equity securities and Class B Common Stock of the Corporation (assuming the issuance of all voting equity securities and Class
B Common Stock of the Corporation issuable pursuant to then outstanding warrants, options, convertible or exchangeable securities and other rights to acquire voting equity securities and Class B Common Stock of the Corporation from the Corporation), without the prior written consent of Leitch, alter, amend or repeal the Amendment or any other provision of the By-laws which shall have the same effect as altering, amending or repealing the Amendment, notwithstanding the fact that no vote of stockholders of the Corporation may be required, or that a lesser percentage vote may be specified by law, by the Certificate of Incorporation or the By-laws.

                  11. TERMINATION OF THIS AGREEMENT. All rights and obligations created by this Agreement (other than as provided in Section 7 above, which Section 7 shall control) shall terminate upon the earlier to occur of (a) the written agreement of the Corporation and all of such of Leitch, Elliott and the Management Stockholders who own Securities at the time, (b) the acquisition by a single purchaser of all of the issued and outstanding shares of Common Stock, (c) the close of business on the tenth anniversary of the date of the execution and delivery of this Agreement, (d) the merger or consolidation of the Corporation with or into another entity following which merger or consolidation more than 50% of the then outstanding voting equity securities of the Corporation are held by persons or entities different than immediately prior to such merger or consolidation or (e) the closing of the Corporation's underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of the Corporation's voting equity securities in which not less than $25,000,000 of net proceeds are received by the Corporation for the account of the Corporation.

                  12. NOTICES. Any notice or other communication under this Agreement shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, by recognized overnight courier, or by telecopy, addressed as follows:

                  If to the Corporation:

                           3636 Nobel Drive
                           Suite 275
                           San Diego, California 92122
                           Telecopy:  (858) 450-4203
                           Telephone: (858) 450-4220
                           Attention: President

                           with copies to Leitch (at the address provided below) and to:

                           Brobeck, Phleger & Harrison LLP
                           12390 El Camino Real
                           San Diego, California 92130
                           Telecopy:  (858) 720-2555
                           Telephone: (858) 720-2750
                           Attention: Hayden Trubitt, Esq.

                  If to Leitch:

                           25 Dyas Road
                           North York, Ontario
                           Canada M3B 1V7
                           Telecopy:  (416) 445-4308
                           Telephone: (416) 445-9640
                           Attention: Mr. Reg T. Tiessen

                  with a copy to:

                           Torys
                           237 Park Avenue
                           New York, New York 10017
                           Telecopy:  (212) 682-0200
                           Telephone: (212) 880-6000
                           Attention: Bradley P. Cost, Esq.

                  If to Fellman:

                           12989 Chaparral Ridge Road
                           San Diego, California 92130
                           Telecopy:  (858) 450-4203
                           Telephone: (858) 450-4220

                  If to Palmer:

                           1229 Trieste Drive
                           San Diego, California 92107
                           Telecopy:  (858) 450-4203
                           Telephone: (858) 450-4220

                  If to Elliott:

                           c/o the Corporation
                           3636 Nobel Drive
                           Suite 275
                           San Diego, California 92122

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, upon receipt, if sent by telecopy, on the next business day, if sent by a nationally recognized courier, or three (3) business days after being deposited in the mail, if sent by registered or certified mail. Any party may, upon written notice to the other parties hereto, change the address to which notices or other communications to such party are to be delivered or mailed.

                  13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, including by telecopy, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  14. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. All of the parties hereto agree that this Agreement may be amended or modified or any provision hereof may be waived by a written agreement among the parties; provided that notwithstanding the foregoing, any amendment, modification or waiver of Section 8 may be effected pursuant to the written agreement of Leitch and the Corporation only (acting through, and under written direction from, its Board of Directors). This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

                  15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

                  16. JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

                  17. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

                  18. SEVERABILITY. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

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

                  19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation, each of the Stockholders, each of their respective successors, permitted assigns, executors, administrators, legal representatives and heirs, as applicable.

                  20.      CONSTRUCTION.

                           (a)      The parties hereto agree that this Agreement
is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

                           (b)      The provisions of this Agreement shall apply
MUTATIS MUTANDI to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of the Corporation, consolidation, merger or reorganization of the Corporation or of any successor company which may be received by any of the Stockholders (and/or their respective Transferees, successors, permitted assigns, legal representatives and heirs) by virtue of such person's or entity's ownership of Common Stock.

                  21. EFFECTIVENESS. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement automatically shall become effective (without further act or deed by any party hereto or otherwise), and shall thereafter be in full force and effect, on (and only on and after) the Effective Date.

                                 *   *   *   *

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Stockholders' Agreement on the date first above written.


                                       PATH 1 NETWORK TECHNOLOGIES INC.


                                       By: /s/ Vera Moldt
                                          ------------------------------
                                          Name:  Vera Moldt
                                          Title: Secretary


                                       LEITCH TECHNOLOGY CORPORATION


                                       By: /s/ J. A. MacDonald
                                          ------------------------------
                                          Name:  John A. MacDonald
                                          Title: President and Chief Executive
                                                 Officer

                                       By: /s/ Reg J. Tiessen
                                          ------------------------------
                                          Name:  Reg J. Tiessen
                                          Title: Chief Financial Officer

                                          /s/ Ronald D. Fellman
                                       ---------------------------------
                                       Ronald D. Fellman

                                          /s/ Douglas A. Palmer
                                       ---------------------------------
                                       Douglas A. Palmer

                                         /s/ Michael T. Elliott
                                       ---------------------------------
                                       Michael T. Elliott

                                                                         ANNEX A

AMENDMENT TO BY-LAWS

         1. Special meetings of the Board of Directors may be called by any director of the Corporation upon written notice given, pursuant to the requirements of the By-laws, to each of the other directors.

         2. Directors and committee members, as the case may be, must be given at least 48 hours' written notice of any Board of Directors meeting or meeting of any committee of the Board of Directors. Any Director(s) shall be allowed to participate in Board and committee meetings via telephone.

         3. The Corporation shall reimburse each director of the Corporation and each member of any committee established by the Board of Directors for all reasonable out-of-pocket expenses incurred by such director or member in connection with the attendance by such director or member at meetings of the Board of Directors of the Corporation or at meetings of committees of the Board of Directors, in any case, held in accordance with the By-laws.

         4. Any stockholder or stockholder group holding at least 20% of the issued and outstanding Common Stock of the Corporation (assuming the issuance of all Common Stock issuable pursuant to then outstanding warrants, options, convertible or exchangeable securities and other rights to acquire Common Stock from the Corporation, provided such warrants, options, convertible or exchangeable securities are at the time convertible or exchangeable) may call a special meeting of the stockholders of the Corporation.

         5. Notwithstanding the fact that no vote of the Board of Directors may be required, or (in the specific instances requiring a percentage vote) that a lesser percentage vote may be allowed by the Delaware General Corporation Laws, by the Certificate of Incorporation or the By-laws of the Corporation or otherwise, the Corporation shall submit to the Board of Directors (and not to any committee thereof) for its review and prior approval all of the following items and actions:

                  (i) the Corporation's consolidated annual operating and capital budgets;

                  (ii)     the Corporation's consolidated business plan;

                  (iii) the making, alteration, amendment or repeal of the Certificate of Incorporation of the Corporation or any part thereof, or the making, alteration, amendment or repeal of the By-laws or any part thereof, of the Corporation;

                  (iv) the (a) incurrence of indebtedness for borrowed money in the name, for the account or on behalf of the Corporation or any of its subsidiaries in excess of an aggregate amount of $5,000,000 or (b) investment in the Corporation or any of its subsidiaries by another person or entity;

                  (v) the investment (exclusive of amounts on deposit with banks or lending institutions and short term U.S. government obligations) by the Corporation or any of its subsidiaries (whether by way of exchange, purchase, loan, advance, capital contribution or otherwise) in any person or entity or affiliated person or entity in excess of an aggregate amount of $1,000,000;

                  (vi) (a) any capital expenditures by the Corporation or any of its subsidiaries in excess of $1,000,000, or (b) the Corporation or any of its subsidiaries entering into any contract or other agreement involving anticipated expenditures or otherwise having a total value over the term of such contract or agreement greater than $1,000,000; and

                  (vii) (a) the sale of all or substantially all of the assets of the Corporation or any of its subsidiaries in any one transaction or a series of related transactions, or (b) the transfer or licensing of the technology (or any part thereof) of the Corporation or any of its subsidiaries other than in the ordinary course of business (including, on an exclusive basis in terms of territory, field of use or otherwise).